SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2013

Northwest Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 S. 4th Avenue, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (808) 937-2629

1285 Baring Blvd., Sparks, Nevada 89434 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 4, 2014, the board of directors appointed Douglas Shinsato as our new Director, President, Secretary, Treasurer, CEO, and CFO.

Following these appointments, the board accepted the resignation of Taylor Edgerton as our former sole officer and director. There was no known disagreement with Mr. Edgerton regarding our operations, policies, or practices.

Douglas Shinsato is our newly appointed President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, and Director. Mr. Shinsato is currently the President and COO of Crackpot, Inc., the developer of a mobile-first information communications technology that offers users a digital platform for the creation of content that combines text, images, audio, and video. From October of 2011 to the present, Mr. Shinsato has been a member of the board of directors of Banyan Tree Advisors, a management and financial advisory services firm focusing on strategy and sales force reorganization, mergers and acquisitions, and executive recruiting. From January 2011 to the present, he has served as a member of the board of directors of Creative Intelligence Associates, a consulting company that focuses on development of its clients’ brands as a key element of business strategy to increase client revenue and profit along with brand awareness. From 2012 to 2013, he also served as an advisor to the Communications Authority of Thailand. Mr. Shinsato is a published author whose works include “101 Lesser Known Facts Related to the Attack on Pearl Harbor,” and a translation of the autobiography of Mitsuo Fuchida – “For That One Day: Memoirs of Mitsuo Fuchida, Commander of the Attack on Pearl Harbor.” Mr. Shinsato earned a B.A. and an MBA at the University of Southern California, and J.D. from Stanford Law School.

Our newly-appointed officer and director has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not yet have a written employment agreement or other formal compensation agreement with Mr. Shinsato.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

Following the transactions described above, our corporate offices have been moved and our phone number has changed. Our new office address and phone number is:

830 S. 4th Avenue

Las Vegas, NV 89101

Phone: (808) 937-2629

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northwest Resources, Inc.

/s/ Douglas Shinsato

Douglas Shinsato
President, Chief Executive Officer

Date: March 6, 2013

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